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                                                                     EXHIBIT 8.1


                  [LETTERHEAD OF LANDELS RIPLEY & DIAMOND LLP]



                                April ___, 1997



CAPITAL ALLIANCE INCOME TRUST LTD.
50 California Street, Suite 2020
San Francisco, California 94111

                  Re:      Registration Statement on Form S-11
                           Registration No. 333-11625

Ladies and Gentlemen:


         We have acted as counsel to Capital Alliance Income Trust, a Delaware corporation (the "Trust"), in connection with the sale by the Trust of up to 1,500,000 shares of common stock ("Common Shares"), par value $.01 per share of the Trust, pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on September 9, 1996 (such registration statement, as amended at the time it became effective, the "Registration Statement"). You have requested our opinion concerning certain of the federal income tax consequences to the Trust and the purchasers of Common Shares in connection with the sale described above.

         This opinion is based on various facts and assumptions and is subject to any and all qualifications set forth in the Prospectus in the section entitled "Federal Income Tax Considerations." In addition, this opinion is based upon the factual representations of the Trust concerning its business and assets as set forth in the Registration Statement.


         As tax counsel to the Trust, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that: (i) commencing with the Trust's taxable year ended December 31, 1996, the Trust has been organized in conformity with the requirements for qualification as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended ("Code"), and its current and contemplated method of operating as described in the Prospectus included in the Registration Statement and as represented by the Trust, has enabled it and will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and


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(ii) statements in the Registration Statement set forth under the caption
"Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

         No opinion is expressed as to any matter not discussed herein.


         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those described above or any determinations made in reliance thereon may affect the conclusions stated herein.


         This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,




                                        LANDELS RIPLEY & DIAMOND LLP



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